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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-2 for Hosp-Italia Industries, Inc. and Subsidiaries of our report dated October 27, 2001, relating to the financial statements of Hosp-Italia Industries, Inc. and Subsidiaries (a development stage company) for the period from September 6,200O (inception) through April 30, 2001, including the consolidated balance sheet as of April 30, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from September 6, 200O (inception) through April 30, 200l.


SPROUSE & WINN, L.L.P.

Austin, Texas

November 15, 200l